                              SEPARATION AGREEMENT


         THIS SEPARATION AGREEMENT (the "Agreement"), dated as of December 1,1995, is by and between Ronald I. Wagner ("Wagner") and AMRE, Inc., a Delaware corporation (the "Company").


                                    RECITALS

         A. Wagner is currently employed by the Company, and Wagner and the Company desire to document their agreement regarding Wagner's separation from employment with the Company and Wagner's resignation from any director or officer positions with the Company or its affiliates, effective December 1, 1995 (the "Effective Date").

         B. Wagner and the Company entered into an Employment Agreement, dated as of June 1, 1991, as amended by Amendment Number 1 to Employment Agreement, dated as of August 10, 1993, and by Amendment Number 2 to Employment Agreement, dated as of April 25, 1994 (as amended, the "Employment Agreement").

         C. Wagner executed a promissory note, dated May 1, 1980, payable to the Company. Such note has been modified, extended, renewed and replaced at various times, most recently by a note, dated as of April 30, 1994 and due and payable in full on April 30, 1997 (all such notes collectively referred to as the "Note"), pursuant to which Wagner agreed to pay to the order of the Company the original principal amount of $3,200,000, together with interest as set forth in the Note. As of the Effective Date, Wagner owed the Company $3,200,000 of principal and $905,824.10 of interest, for a balance of $4,105,824.10. In full satisfaction of the prepayment of the Note, the Company has agreed to waive a portion of the interest due on the Note and to retire the remaining balance of the Note in lieu of the payment to Wagner required of the Company under Section 4(b)(i) of the Employment Agreement.

         D. Wagner and the Company entered into a Stock Pledge Agreement, dated as of January 31, 1995 (the "Pledge Agreement").

         E. Wagner and the Company entered into a Stock Option Agreement, dated as of May 11, 1994 (the "Option Agreement"), pursuant to which Wagner received options to purchase 550,000 shares of the Company's common stock, which options are fully vested and shall not lapse or terminate as a result of this Agreement or the transactions contemplated hereby.

         F. The parties acknowledge the costs, hazards, and risks of leaving any uncertainty as to their relationships and, in part, desire to provide for an orderly termination of the employment relationship between the Company and Wagner and to settle in the manner set forth in this Agreement any claims or controversies which might arise between Wagner and the Company with respect to Wagner's employment with the Company, Wagner's separation from employment with the Company, any claims pursuant to Section 4(b)(i) of the Employment Agreement, any claims pursuant to the Note and any claims pursuant to the Pledge Agreement.

                            IT IS THEREFORE AGREED:

         1. CONSIDERATION. The parties acknowledge the receipt and adequacy of the consideration as expressed by the recitations and mutual covenants in this Agreement, and other good and valuable consideration.

         2. RESIGNATION. Wagner hereby resigns from all positions that he holds as a director, officer or employee with the Company or its affiliates effective as of 10 a.m. on the Effective Date.

         3. NONCOMPETITION. Wagner hereby agrees that, for a period of five years after the Effective Date, he will not, directly or indirectly, on his own behalf or as an employee or other agent of or an investor in another individual, partnership, corporation or other entity (a "Person"), except by ownership of less than five percent of the equity securities of a Person or as a sublicensee of the Company as set forth below:

                 (a) engage in the in-home direct marketing, sale and installation of siding and related exterior home improvement products, kitchen cabinet refacing and custom countertops, replacement windows, exterior coating and all other products which the Company and its affiliates are currently licensed to sell (collectively, the "Business") in North America (the "Territory"); provided, that Wagner may engage in the Business as a sublicensee of the Company subject to entering into a sublicense agreement in the Company's sole discretion;

                 (b) directly or indirectly influence or attempt to influence any customer or potential customer of the Company that is located in the Territory to purchase goods or services related to the Business from any Person other than the Company; or

                 (c) employ or attempt to employ or solicit for any employment competitive with the Company any individuals who are employees of the Company at the Effective Time or influence or seek to influence any such employees to leave the Company's employment.

         In consideration of the foregoing covenants, the Company shall pay to Wagner $500,000, payable in two equal installments of $250,000 on each of December 1, 1997 and December 1, 1999.

         4. NONDISCLOSURE. Wagner acknowledges and agrees that all customer, prospect and marketing lists, sales data, intellectual property, proprietary information, trade secrets and manufacturing techniques of the Company (collectively, but excluding any such items already or hereafter in the public domain other than as a result of a breach of this provision, the "Confidential Information") are valuable, special and unique assets and are owned exclusively by Company. As a consequence of Wagner's activities as an employee of the Company, Wagner has had access to and knowledge of the Confidentiality Information. In light of the competitive nature of the Business, Wagner agrees, so long as the provisions of Section 3 are in effect, that the Confidential Information will be treated as confidential and Wagner will not disclose any

Confidential Information to any Person or make use of any Confidential Information for his own purposes or for the benefit of any other Person (other than the Company).

         5. AGREEMENTS WITH RESPECT TO CERTAIN OBLIGATIONS. Wagner and the Company agree as follows:

                 (a) In full satisfaction of Wagner's obligations to the Company under the Note, as reduced for prepayment, Wagner hereby agrees to waive the Company's payment of its obligations in the amount of $3,375,000 to Wagner under Section 4(b)(i) of the Employment Agreement, and Wagner hereby releases the Company from, and the Company shall have no further obligations with respect to such payment.

                 (b) In full satisfaction of the Company's obligation to Wagner under Section 4(b)(i) of the Employment Agreement, the Company hereby agrees to waive payment by Wagner of the balance, as reduced for prepayment, of the Note, and the Company acknowledges the full and complete payment in satisfaction of the Note, and the Company hereby releases Wagner from any and all indebtedness owed by Wagner to the Company pursuant to the Note. The Company agrees that such indebtedness owed by Wagner to the Company pursuant to the Note. The Company agrees that such indebtedness has been paid in full and canceled and Wagner is hereby released and discharged from all claims or causes of action of any kind, contingent or otherwise, relating to or arising out of such indebtedness.

                 (c) The terms and conditions of Section 4(b)(ii) of the Employment Agreement shall remain in full force and effect to the extent permitted or the Company will pay or reimburse the costs of maintaining such benefits for the period provided therein.

                 (d) The Company and Wagner hereby terminate the Pledge Agreement, acknowledge that the Pledge Agreement shall be of no further force or effect and acknowledge that they shall have no further rights or obligations pursuant to the Pledge Agreement.

                 (e) The Company and Wagner hereby agree to terminate that certain Lease, dated October 11, 1988, between Wagner and Cabinet Magic, Inc. The parties agree to enter into a new lease to provide for a term of 10 years commencing January 1, 1996 and for lease payments of $15,000 per month for the first two years with adjustments equal to changes in the consumer price index in subsequent years. The Company will have the option to terminate such lease for a lump sum cash payment equal to the next 36 monthly installments.

                 (f) The Company will indemnify and hold harmless Wagner in respect of acts or omissions as a director or officer occurring up to and including the Effective Date to the extent provided under the Company's certificate of incorporation and bylaws in effect on the Effective Date, and will indemnify and hold harmless Wagner in respect of any claims, liabilities, obligations or expenses in respect of or relating to this Agreement and the transactions contemplated hereby. The Company has advised Wagner that its directors' and officers' liability insurance policies are on a claims incurred basis and that Wagner is a named insured.

         6.      RELEASES.  Wagner and the Company agree as follows:

                 (a) Wagner hereby releases, discharges and acquits the Company from any causes of action, claims, demands, debts, liability, expense or costs of court of any and every character and nature whatsoever, whether or not previously asserted, whether known or unknown, either in or arising out of the law of contracts, torts, property rights, statutes or ordinances as to all wrongful discharge claims, all tort, intentional tort, negligence, employee benefit claims and contract claims, any claim for attorneys' fees, costs, or expenses or any claim arising from any federal, state or local civil rights and/or employment law (including but not limited to, Title VII of the Civil Rights Act of 1964, the Texas Commission on Human Rights Act, The Age Discrimination in Employment Act, and the Americans With Disabilities Act) and/or wages, bonuses, commissions, at law or in equity, arising out of any matter at any time up to and including the date of execution of this Agreement; and any other matter whatsoever, it being the parties' intention that the scope and breadth of this release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any matters existing or occurring prior to the execution of this Agreement; provided, however, that Wagner does not intend by this Agreement to release any rights that he may have arising from the express terms of this Agreement.

                 (b) The Company hereby releases, discharges and acquits Wagner from any causes of action, claims, demands, debts, liability, expense or costs of court of any and every character and nature whatsoever, whether or not previously asserted, whether known or unknown, either in or arising out of the law of contracts, torts, property rights, statutes or ordinances, all tort, intentional tort, negligence, reimbursement claims, employee benefit claims and contract claims, any claim for attorneys' fees, costs, or expenses, at law or in equity, arising out of any matter at any time up to and including the date of execution of this Agreement; and any other matter whatsoever, it being the parties' intention that the scope and breadth of this release be as broad and extensive as lawfully possible in order to lay to rest forever any potential controversies concerning any matters existing or occurring prior to the execution of this Agreement; provided, however, that the Company does not intend by this Agreement to release any rights that it may have arising from the express terms of this Agreement.

         7.      REGISTRATION RIGHTS.

                 (a) At any time after the Effective Date, Wagner may make a written request to the Company requesting that the Company effect the registration of the shares of common stock issuable upon exercise of Wagner's options under the stock Option Agreement, dated May 11, 1994, between the Company and Wagner (the "Registrable Securities") by filing a registration statement under the Securities Act of 1933, as amended (the "Securities Act"). After receipt of such a request, and subject to any previously granted registration rights, the Company will, as soon as practicable, use its best efforts to effect the registration of all Registrable Securities that the Company has been so requested to register by Wagner for offer or sale on such appropriate registration form as will be selected by the Company and will permit the disposition of such Registrable Securities in accordance with the intended method of disposition thereof. Notwithstanding anything herein to the contrary the Company may, in its sole discretion and without the consent of Wagner, postpone the filing of such a registration statement for any reason for a period of up to 90 days from the date of its receipt of a request.


                 (b) If the Company at any time after the Effective Date proposes to file on its behalf or on behalf of any of its security holders a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or any successor form unless such form is being used in lieu of, or as the functional equivalent of, registration rights) for any Common Stock, the Company will, at each such time, give written notice setting forth the terms of the proposed offering and such other information as Wagner may reasonably request to Wagner at least 30 days before the anticipated initial filing with the Securities and Exchange Commission (the "Commission") of such registration statement, and offer to include in such filing such Registrable Securities as Wagner may request. If Wagner desires to have Registrable Securities registered under this Section, he will advise the Company in writing within 15 days after the date of receipt of such notice from the Company, setting forth the number of such Registrable Securities for which registration is requested. The Company will thereupon include in such filing the number of Registrable Securities for which registration is so requested, and will use its best efforts to effect registration under the Securities Act of such Registrable Securities. Notwithstanding anything to the contrary in the prior sentence, if the managing underwriter or underwriters, if any, of such offering deliver a written opinion to the Company, with a copy to Wagner, that the success of the offering would be materially and adversely affected by the inclusion of the Registrable Securities requested to be included, then the amount of securities to be offered for the account of Wagner will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided, however, that if securities are being offered for the account of other persons as well as the Company and Wagner, then, with respect to the Registrable Securities intended to be offered for the account of Wagner, the proportion by which the amount of Common Stock intended to be offered for the account of Wagner is reduced will not exceed the proportion by which the amount of Common Stock intended to be offered by such other persons (other than the Company) is reduced. The Company shall bear the costs and expenses of any such registrations, other than underwriting commissions or broker's fees.

         8. PRESS RELEASES. Wagner and the Company agree to issue the attached press release and to consult with each other before issuing any additional press releases with respect to this Agreement and the transactions contemplated by this Agreement and agree not to issue any such additional press releases prior to such consultation except as may be required by applicable law or any listing agreement with any national securities exchange.

         9. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given properly addressed, certified mail, return receipt requested, postage prepaid, as follows: if to the Company, to AMRE, Inc., 8585 N. Stemmons Freeway, South Tower, Dallas, Texas 75247: Attention: General Counsel; if to Wagner, at 45 Masland, Dallas, Texas 75230.

         10. SEVERABILITY. In the event that any provision of this Agreement shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted.

         11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas.

         12. ATTORNEYS' FEES. The Company shall pay Wagner's reasonable attorneys' fees in connection with this Agreement and the transactions contemplated by this Agreement. In the event of any arbitration or litigation arising out of this Agreement, the prevailing party in such arbitration or litigation shall be entitled to recover reasonable costs and expenses incurred in connection with such arbitration or litigation, including, but not limited to, attorneys' fees.


         13. ENTIRE AGREEMENT. Except as set forth herein, this Agreement constitutes the entire Agreement among the parties with respect to the transactions contemplated in this Agreement and there are no understandings or agreements relating to this Agreement that are not fully expressed in this Agreement.

         14. WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed, or modified, and the terms hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising the right, power or privilege hereunder shall authorize a waiver thereof.

         15. BINDING EFFECT: NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns and legal representatives. Neither this Agreement nor any other rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

         16. ARBITRATION. The parties agree to negotiate in good faith with respect to any dispute with respect to this Agreement or the transactions contemplated hereby. If the parties are not successful in resolving the dispute through such negotiations, then the parties agree that the dispute shall be settled by arbitration in accordance with the provisions of the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

         17. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         18. HEADINGS. The headings in this Agreement are for reference only, and shall not effect the interpretation of this Agreement.

         19. AUTHORIZATION. The Company represents and warrants that the person executing this Agreement on behalf of the Company is duly authorized to act for and on behalf of the Company to execute and deliver this Agreement and that this Agreement is a valid, binding and enforceable agreement of the Company.


         In witness whereof, the parties have signed this Agreement as of December 1, 1995.



                                                 /s/ Ronald I. Wagner
                                                 ---------------------------
                                                 Ronald I. Wagner



                                                 AMRE, Inc.



                                                 By:/s/ Robert M. Swartz
                                                    ------------------------
                                                 Name:  Robert M. Swartz
                                                      ----------------------
                                                 Title:   President & C.E.O.
                                                       ---------------------